As filed with the Securities and Exchange Commission on July 27, 2022

Registration No. 333-265528

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BrewBilt Brewing Company
(Exact name of Registrant as specified in its charter)

Florida	3663	86-3424797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Springhill Dr., Suite 17, Grass Valley, CA 95945
(530) 205-3437
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jef Lewis
Chief Executive Officer
110 Springhill Dr., Suite 17, Grass Valley, CA 95945
(530) 205-3437
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Zev M. Bomrind, Esq.
Fox Rothschild LLP

100 Park Avenue

New York, NY 10017

(212) 878-7951

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

BrewBilt Brewing Company is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-265528) (the ’‘Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

3.1	Articles of Incorporation of BrewBilt Brewing Company (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company with the SEC on June 11, 2021)
3.2	Bylaws of BrewBilt Brewing Company (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed by the Company with the SEC on June 11, 2021)
4.1	Common Stock Purchase Warrant, dated January 25, 2022, issued to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company with the SEC on February 23, 2022)
5.1**	Opinion of Fox Rothschild LLP.
10.1	Equity Purchase Agreement, dated January 25, 2022, between BrewBilt Brewing Company and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed by the Company with the SEC on February 23, 2022)
10.2	Registration Rights Agreement, dated January 25, 2022, between BrewBilt Brewing Company and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed by the Company with the SEC on February 23, 2022)
10.3	Employment Agreement between the Company and Richard Hylen, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
10.4	Employment Agreement between the Company and Jeffrey Lewis, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
10.5	Employment Agreement between the Company and Samuel Berry, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.3 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
10.6	Employment Agreement between the Company and Richard Hylen, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed by the Company with the SEC on March 4, 2021)
10.7	Form of Director’s Agreement, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.4 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
23.1*	Consent of M&K CPAS PLLC
23.2**	Consent of Legal Counsel (included in Exhibit 5.1)
107**	Filing Fee Table

*	Filed herewith

**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grass Valley, State of California, on July 27, 2022.

BrewBilt Brewing Company

By:	/s/ Jef Lewis
Jef Lewis, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Jef Lewis	Chief Executive Officer and Director
Jef Lewis	(Principal Executive Officer and Financial Officer)	July 27, 2022

/s/ Richard Hylen	Chairman of the Board
Richard Hylen		July 27, 2022

/s/ Samuel Berry
Samuel Berry	Chief Operating Officer and Director	July 27, 2022

/s/ Bennett Buchanan
Bennett Buchanan	Director	July 27, 2022